SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2005

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-9875	13-1337610
(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina 27893

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (252) 291-5507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, Standard Commercial Corporation proposes to merge with and into DIMON Incorporated. The stockholders of each company approved the merger on April 1, 2005. The closing of the merger is subject to, among other conditions, DIMON obtaining financing to repay certain outstanding indebtedness of both DIMON and Standard. On April 19, 2005, DIMON issued a press release announcing the postponement of its previously announced private offering of unsecured senior fixed rate notes due 2013, unsecured senior floating rate notes due 2012 and senior subordinated notes due 2015 in light of adverse conditions in the high yield debt markets and also the postponement of its pending process to obtain a new $450 million senior secured credit facility. The closing of the merger will be postponed until the financing condition can be met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: April 21, 2005	/s/ Robert A. Sheets
Robert A. Sheets,
Executive Vice President Finance and Chief Financial Officer